UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2012

UNITED FINANCIAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts		01089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 19, 2012, United Financial Bancorp, Inc. issued a press release disclosing its financial results for the three and nine months ended September 30, 2012. The Company also announced a quarterly dividend payment of $0.10 per share payable on December 3, 2012, to shareholders of record as of November 9, 2012. A copy of the press release is included as Exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01	Other Events.

On October 18, 2012, the Board of Directors of United Financial Bancorp, Inc. (the “Company”) approved a stock repurchase plan. The Company intends to repurchase up to 769,000 shares or 5.0% of the Company’s outstanding shares of common stock from time to time, depending on market conditions, at prevailing market prices in open-market transactions or privately negotiated transactions. The new plan will commence upon the later of the completion of the Company’s current repurchase program announced on October 26, 2010 or the day after the New England Bancshares, Inc. special meeting to approve the merger with the Company, which is scheduled for November 1, 2012. The Company has approximately 69,000 shares remaining under the current program. A copy of the press release announcing the share repurchase plan is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 19, 2012.

99.2	Press release dated October 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE: October 19, 2012	By:	/s/ Mark A. Roberts
Mark A. Roberts
Executive Vice President and
Chief Financial Officer